Chase 1998-S3
                           15 Yr Fixed Rate Collateral


Principal Balance            $225,000,000                     +/- 5%

Gross WAC                    7.145%                           +/- 5 bps

WAM                          178                              +/- 2 months

Average Loan Balance         $289,000                         $300,000 Max

Wtd. Ave LTV                 67.8%                            +/- 2%

Property Type                Single Family & PUDs             92% Min
                             Condos                           6% Max
                             Coops                            3% Max
                             2-4 Family                       2% Max

Owner Occupied               95% Min

Full Documentation           80% Min

Cash Out Refi                30% Max

Geographics                  17% California Max

Expected Subordination       2.40%

Settlement                   June 1998

Delivery Variance            +/- 5%






                             ALL NUMBERS APPROXIMATE

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY CHASE SECURITIES, INC. AND NOT BY CHASE MORTGAGE FINANCE CORPORATION ("CMFC") OR ANY OF ITS AFFILIATES. CHASE SECURITIES, INC. IS NOT ACTING AS CMFC'S AGENT. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.